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                                                                     EXHIBIT 5.1


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
                                       TOBIN & TOBIN
                                A PROFESSIONAL CORPORATION
                                    500 SANSOME STREET
                                       EIGHTH FLOOR
PHILLIP R. POLLOCK            SAN FRANCISCO, CALIFORNIA 94111           RICHARD TOBIN (1852-1887)
                                 FACSIMILE (415) 433-3883                ROBERT TOBIN (1875-1889)
                                      (415) 433-1400                   CYRIL R. TOBIN (1905-1977)


                                December 22, 1999

TO ALL PARTIES LISTED
ON SCHEDULE A

     Re: GreenPoint Mortgage Funding, Inc./GreenPoint Mortgage Securities Inc./ GreenPoint Home Equity Loan Trust 1999-2 -
          Corporate Matters

Ladies and Gentlemen:

         We have acted as special counsel to GreenPoint Mortgage Funding, Inc. (the "Company"), a New York corporation, GreenPoint Mortgage Securities Inc. ("GMSI"), a Delaware limited purpose corporation, and GreenPoint Home Equity Loan Trust 1999-2 (the "Issuer" and, together with the Company and GMSI, the "GreenPoint Parties"), a Delaware statutory business trust, in connection with the transactions contemplated by (a) the Mortgage Loan Purchase Agreement, dated as of December 1, 1999, between the Company and GMSI (the "Purchase Agreement"),
(b) the Trust Agreement, dated as of December 1, 1999, between GMSI and Wilmington Trust Company, as owner trustee (the "Owner Trustee") (the "Trust Agreement"), (c) the Indenture, dated as of December 1, 1999, between the Issuer and Bank One, National Association, as Indenture Trustee (the "Indenture Trustee") (the "Indenture"), (d) the Sale and Servicing Agreement, dated as of December 1, 1999, among the Issuer, the Company as Servicer (in such capacity, the "Servicer"), GMSI and the Indenture Trustee (the "Sale and Servicing Agreement"), (e) the Management Agreement, dated as of December 1, 1999, between the Company and the Issuer (the "Management Agreement"), (f) the Insurance and Indemnity Agreement, dated as of December 22, 1999, among the Company, GMSI, the Issuer, the Indenture Trustee and Ambac Assurance Corporation ("Ambac") (the "Insurance Agreement"), (g) the letter agreement, dated December 22, 1999, from the Company to Ambac regarding capitalized interest payments (the "Capitalized Interest Letter"), and (h) the Underwriting Agreement, dated December 15, 1999, among the Company, GMSI and Greenwich Capital Markets, Inc. (the "Underwriter") (the "Underwriting Agreement"). The agreements described in (a) - (h) are sometimes referred to herein as the "Transaction Documents." Capitalized terms not otherwise defined herein have the meanings set forth in Annex A to the Indenture.

         Pursuant to the Purchase Agreement, the Company will convey to GMSI, as of the Closing Date, without recourse, all its right, title and interest in, to and under, whether then existing or thereafter created (i) each Initial Mortgage Loan, including its Principal Balance (and any Additional Balances) and all collections in respect thereof received on or after the Initial Cut-Off Date;
(ii)
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property that secured a Mortgage Loan that is acquired by foreclosure or deed in lieu of foreclosure; (iii) the Company's rights under the hazard insurance policies; (iv) any and all Subsequent Mortgage Loans (including any Additional Balances related thereto) (the Subsequent Mortgage Loans and the Initial
Mortgage Loans, collectively, the "Mortgage Loans") and (v) all proceeds of the foregoing. The Closing Date (with respect to the Initial Mortgage Loans and all related property being conveyed) and the applicable Subsequent Transfer Date (with respect to the Subsequent Mortgage Loans and all related property being conveyed) are herein referred to collectively as the "Sale Date." The assets described in clauses (i) through (v) above, from and after the Sale Date with respect thereto, are herein referred to as the "Purchased Assets." As payment for the Purchased Assets, GMSI will pay to the Company the Purchase Price.

         The Issuer will be established, and the investor certificates representing the entire beneficial ownership interest in the Issuer (the "Certificates") will be issued, pursuant to the Trust Agreement. Pursuant to the Sale and Servicing Agreement, GMSI will convey, among other things, without recourse to the Issuer all its right, title and interest in, to and under the Purchased Assets (the "Issuer Purchased Assets"), and will receive as payment therefor the net cash proceeds from the sale of the Home Equity Loan Asset-Backed Notes, Series 1999-2 (the "Asset-Backed Notes") and credit for an additional capital contribution evidenced by the Certificates.

         The Company will be the manager of the Issuer pursuant to the Management Agreement, and will provide certain services pursuant thereto to the Issuer in connection with the Issuer's obligations with respect to the Indenture and the Asset-Backed Notes. The Indenture Trustee is the intended third party beneficiary of the Management Agreement, and is entitled to enforce the rights of the Issuer thereunder for the benefit of the Noteholders.

         Pursuant to the Indenture, on the Closing Date the Issuer will pledge to the Indenture Trustee, in trust for the benefit of the Noteholders and Ambac, without recourse, all its right, title and interest in, to and under the Issuer Purchased Assets and other property referred to in the Granting Clause thereof (the "Indenture Collateral"). Thereupon, the Asset-Backed Notes in the aggregate principal amount of $245,645,000 (the "Asset-Backed Notes"), consisting of $193,275,000 Class A-1 Variable Rate Asset-Backed Notes, and $52,370,000 Class A-2 Variable Rate Asset-Backed Notes, will be issued. The Issuer intends to sell the Asset-Backed Notes in an underwritten public offering.

         Pursuant to the Insurance Agreement, Ambac will issue an insurance policy (the "Note Insurance Policy") with respect to the Asset-Backed Notes guaranteeing irrevocably and unconditionally the payment of the Insured Payments (as defined in the Insurance Agreement) to the Indenture Trustee on behalf of the Noteholders.

         Pursuant to the Sale and Servicing Agreement, the Company will be the initial Servicer of the Mortgage Loans.
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         Effective as of October 1, 1999, all the assets and liabilities of
Headlands Mortgage Company ("HMC"), a California corporation, were transferred to the Company. In connection with such transfer, the stock of HMC's wholly-owned subsidiary, Headlands Mortgage Securities Inc. ("HMSI"), has been transferred to the Company and HMSI has been renamed GreenPoint Mortgage Securities Inc.

         In connection with our opinion, we have examined the following documents:

         1.       the Purchase Agreement;

         2.       the Trust Agreement;

         3.       the Indenture;

         4.       the Sale and Servicing Agreement;

         5.       the Management Agreement;

         6.       the Insurance Agreement;

         7.       the Underwriting Agreement;

         8.       the Capitalized Interest Agreement;

         9. the prospectus dated June 14, 1999 (the "Shelf Prospectus") constituting a part of the registration statement on Form S-3 (file no. 333-79833) filed by HMSI with the Securities and Exchange Commission pursuant to the Securities Act of 1933, as amended, and the supplement thereto dated December 15, 1999 (the "Prospectus Supplement") relating to the offering of the Asset-Backed Notes (the Shelf Prospectus as supplemented by the Prospectus Supplement, collectively, the "Prospectus");

         10.      the Asset-Backed Notes;

         11. certificates provided to us by officers of (a) the Company, attached hereto as Exhibit A (the "Company's Certificate"), and (b) GMSI, attached hereto as Exhibit B ("GMSI's Certificate");
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         12.      unfiled copies of each financing statement listed on Schedule
                  1 naming (a) the Company as debtor and GMSI as secured party, to be filed in the Office of the Secretary of State of the State of California (such filing office, the "California Filing Office" and such financing statement, the "Company Financing Statement"), (b) GMSI as debtor and the Issuer as secured party, to be filed in the California Filing Office (such financing statement, the "GMSI Financing Statement"), and (c) the Issuer as debtor and the Indenture Trustee as secured party, to be filed in the California Filing Office and in the Office of the Secretary of State of the State of Delaware (such Delaware filing office, the "Delaware Filing Office" and such financing statement, the "Issuer Financing Statement");

         13. an unfiled copy of an assignment listed on Schedule 1 assigning the GMSI Financing Statement (the "Assignment") to the Indenture Trustee; and

         14. the reports listed on Schedule 2 as to previously filed Uniform Commercial Code ("UCC") financing statements against the GreenPoint Parties and HMC (collectively, the "UCC Search Report").

         Items 1-10 above are referred to herein collectively as the "Specified Documents." We have also examined originals or copies, certified or otherwise identified to our satisfaction, of such records of the GreenPoint Parties and such agreements, certificates of public officials, certificates of officers, managers or other representatives of the GreenPoint Parties and others, and such other documents, certificates and records as we have deemed necessary or appropriate as a basis for the opinions set forth herein. As to any facts material to the opinions expressed herein which were not independently established or verified, we have relied upon oral or written statements and representations of officers, managers and other representatives of the GreenPoint Parties and others.

         In our examination, we have assumed the legal capacity of all natural persons, the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified or photostatic copies and the authenticity of the originals of such latter documents. In making our examination of documents executed by parties other than the GreenPoint Parties, we have assumed that such parties had the power, corporate or other, to enter into and perform all obligations thereunder, and we have also assumed the due authorization by all requisite action, corporate or other, and the valid execution and delivery by such parties of such documents and the validity, binding effect and enforceability thereof with respect to such parties.
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         Unless otherwise indicated, reference in this opinion to:

         (1) "New York UCC" shall mean the UCC as in effect on the date hereof in the State of New York;

         (2) "California UCC" shall mean the UCC as in effect on the date hereof in the State of California;

         (3) "Delaware UCC" shall mean the UCC as in effect on the date hereof in the State of Delaware;

         (4) "Applicable UCC" shall mean the New York UCC, the California UCC or the Delaware UCC, as applicable;

         (5) "Applicable Laws" shall mean the laws, rules and regulations of the States of New York, California and Delaware and of the United States which, in our experience, are normally applicable to the transactions contemplated by the Transaction Documents, each as in effect on the date hereof;

         (6) "Governmental Authorities" shall mean any New York, California, Delaware or federal, executive, legislative, judicial, administrative or regulatory body;

         (7) "Governmental Approval" shall mean any consent, approval, license, authorization or validation of, or filing, recording or registration with, any Governmental Authority pursuant to Applicable Laws;

         (8) "Applicable Orders" shall mean those orders, judgments or decrees, if any, of Governmental Authorities pursuant to Applicable Laws;

         (9) "Applicable Contracts" shall mean those agreements or instruments (other than the Specified Documents) to which each of the GreenPoint Parties is a party that are material to its business or operations, as identified to us in the Company's Certificate or GMSI's Certificate, as the case may be;

         (10) "Applicable Jurisdictions" shall mean all jurisdictions in which the ownership or lease of property or the conduct of its business by each of the GreenPoint Parties would require such GreenPoint Party to qualify to do business as a foreign corporation, except where the failure to so qualify would not be reasonably likely to lead to a material adverse effect upon its business or operations;

         (11) "Credit Line Agreement" shall mean, with respect to each Mortgage Loan which is a
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HELOC Mortgage Loan, a credit line agreement in the form of Exhibit C hereto pursuant to which the related Mortgagor agrees to pay the indebtedness evidenced thereby secured by the related Mortgage; and

         (12) "Closed-End Note" shall mean, with respect to each Mortgage Loan which is a Closed End Mortgage Loan, a note in the form of Exhibit D, attached hereto pursuant to which the related Mortgagor agrees to pay the indebtedness evidenced thereby which is secured by the related Mortgage.

         Members of the firm are admitted to the bar in the States of California and New York, and we do not express any opinion as to the laws of any other jurisdictions other than (i) the corporate and statutory business trust laws of the State of Delaware, and (ii) the laws of the United States to the extent specifically addressed herein. In addition, our security interest opinions in Part B hereof are limited to Article 9 of the Applicable UCC and therefore such opinions do not address (i) laws of jurisdictions other than New York, California and Delaware, and the laws of New York, California and Delaware except for Article 9 of the Applicable UCC, and (ii) collateral of a type not subject to Article 9 of the Applicable UCC. With your permission, we have rendered our opinions with respect to the Delaware UCC based upon published compilations thereof.

         A. General Matters

         Based upon the foregoing and subject to the qualifications set forth herein, we are of the opinion that:

         1. The Company has been duly organized and is validly existing as a corporation in good standing under the laws of the State of New York. GMSI has been duly organized and is validly existing as a limited purpose corporation in good standing under the laws of the State of Delaware and is duly qualified as a foreign corporation in good standing in the State of California. The Issuer has been duly organized and is validly existing as a statutory business trust in good standing under the laws of the State of Delaware. Each GreenPoint Party has requisite corporate or other power and authority to own its properties and to conduct its business as such properties are currently owned and such business is currently conducted. Each GreenPoint Party is duly qualified to do business as a foreign corporation in good standing in all Applicable Jurisdictions.

         2. Each GreenPoint Party (a) has all necessary corporate or other power and authority (i) to execute and deliver the Specified Documents to which it is a party, and (ii) to carry out the terms of such Specified Documents, and (b)
has duly authorized by all necessary corporate or other action the execution, delivery and performance of the Specified Documents to which it is a party.
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         3. The execution and delivery by each GreenPoint Party of the Specified
Documents to which it is a party and the performance by each GreenPoint Party of its obligations under each such Specified Document, each in accordance with its terms, will not (a) conflict with its Trust Agreement, its certificate of incorporation or its bylaws, as applicable, (b) to the best of our knowledge, constitute a violation or default under any Applicable Contract, Credit Line Agreement or Closed-End Note, (c) to the best of our knowledge, cause the creation or imposition of any lien upon any of the property of any GreenPoint Party pursuant to any Applicable Contract, or (d) render unenforceable the obligations of any Mortgagor to make payments under any Credit Line Agreement or Closed-End Note.

         4. Neither the execution, delivery or performance by any GreenPoint Party of any Specified Document to which it is a party nor the compliance by any such GreenPoint Party with the terms and provisions of such Specified Document will contravene any provision of any Applicable Law.

         5. No Governmental Approval which has not been obtained or taken and is not in full force and effect is required to authorize or is required in connection with the execution, delivery or performance of any Specified Document by any GreenPoint Party, except the filing of the Company Financing Statement, the GMSI Financing Statement and the Issuer Financing Statement in the California Filing Office and the filing of the Issuer Financing Statement in the Delaware Filing Office.

         6. Neither the execution, delivery or performance by any GreenPoint Party of its obligations under a Specified Document to which it is a party nor compliance by such GreenPoint Party with the terms thereof will contravene any Applicable Order against such GreenPoint Party.
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         7. Each GreenPoint Party has duly executed and delivered the Specified
Documents to which it is a party, and each such Specified Document constitutes a legal, valid and binding obligation of such GreenPoint Party, enforceable against such GreenPoint Party in accordance with its terms.

         8. None of the GreenPoint Parties nor the trust fund created by the Indenture is an "investment company" or "controlled by" or under the "control" of an investment company as such terms are defined in the Investment Company Act of 1940, as amended.

         9. The Company owns all of the outstanding common stock of GMSI. GMSI owns the entire beneficial interest in the Issuer.

         In addition, we have reviewed the Prospectus and, although we are not passing upon, and do not assume any responsibility for, the accuracy, completeness or fairness of the statements contained in the Prospectus and have made no independent check or verification thereof, on the basis of our review and discussions with representatives of the GreenPoint Parties regarding the transactions contemplated by the Prospectus, no facts have come to our attention that have led us to believe that the portions of the Prospectus describing the GreenPoint Parties or the Mortgage Loans presented under the headings "The Trust Property," "GreenPoint Mortgage Funding, Inc.," "The Company's Mortgage Loan Program," "Description of the Mortgage Loans" and "Certain Provisions of the Sale and Servicing Agreement," as of the date of the Prospectus and the date hereof, contained an untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading, except that we express no opinion or belief with respect to the financial statements, tables, schedules and other financial information included therein.

         Our opinions expressed herein are subject to the following additional limitations, assumptions and qualifications:

         (a) enforcement may be subject to or limited by (i) bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to creditors' rights generally, and (ii) general principles of equity, including concepts of materiality, reasonableness, good faith and fair dealing (regardless of whether enforcement is considered in a proceeding in equity or at law);

         (b) certain of the remedial provisions, including waivers, with respect to the exercise of remedies against the collateral contained in the Transaction Documents may be unenforceable in whole or in part, but the inclusion of such provisions does not affect the validity of any of the Transaction Documents, taken as a whole, and each of the Transaction Documents, taken as a whole, together with applicable law, contains adequate provisions for the practical realization of the benefits of the security described therein;
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         (c) we have assumed that each Specified Document constitutes the legal, valid and binding obligation of each party to such agreement (other than the GreenPoint Parties), enforceable against each such party in accordance with its terms;

         (d) we have assumed that Ambac is not a "broker" or "dealer" as defined in the Securities and Exchange Act of 1934, as amended;

         (e) we express no opinion as to the effect on the opinions herein stated of (i) the compliance or noncompliance of any party (other than the GreenPoint Parties) to the Specified Documents with any state or federal or other laws or regulations applicable to them, or (ii) the legal or regulatory status or the nature of the business of each such party (other than the GreenPoint Parties);

         (f) we express no opinion as to the enforceability of any rights to contribution or indemnification, or waivers of or agreements not to assert legal rights, provided for in the Specified Documents which are violative of the public policy underlying any law, rule or regulation (including federal or state securities laws, rules or regulations);

         (g) we express no opinion as to whether the execution, delivery or performance by any GreenPoint Party of any Specified Document will constitute a violation of or a default under any covenant, restriction or provision with respect to financial ratios or tests or any aspect of the financial condition or results of operations of any such GreenPoint Party; and

         (h) we express no opinion as to the enforceability of any provision in the Transaction Documents with respect to governing law to the extent that it purports to affect the choice of law governing perfection and the effect of perfection or nonperfection of security interests.

         B. UCC Matters

         Although the Purchase Agreement specifically recites the intent of the parties thereto that the conveyance of the Purchased Assets pursuant thereto be treated as a sale and not a secured financing, the Purchase Agreement further provides that, in the event the Purchased Assets are held by a court to continue to be property of the Company, the transfer of the Purchased Assets shall be deemed to be a grant by the Company to GMSI of a security interest in all of the Company's right, title and interest in and to the Purchased Assets. Similarly, although the Sale and Servicing Agreement specifically recites the intent of the parties thereto that the conveyance of the Issuer Purchased Assets pursuant thereto be treated as a sale and not a secured financing, the Sale and Servicing Agreement further provides that, in the event the Issuer Purchased Assets are held by a court to continue to be property of GMSI, the
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transfer of the Issuer Purchased Assets shall be deemed to be a grant by GMSI to the Issuer of a security interest in all of GMSI's right, title and interest in and to the Issuer Purchased Assets. The Indenture provides for the grant by the Issuer to the Indenture Trustee of a security interest in all of the Issuer's right, title and interest in and to the Indenture Collateral. The term "Collateral" is used hereafter to refer to the Purchased Assets and the proceeds thereof when referring to the transaction between the Company and GMSI pursuant to the Purchase Agreement; to the Issuer Purchased Assets and the proceeds thereof when referring to the transaction between GMSI and the Issuer pursuant to the Sale and Servicing Agreement; and to the Indenture Collateral when referring to the Indenture.

         You have asked for our opinions with respect to the security interests in the Collateral. We note that the transfers pursuant to the Purchase Agreement and the Sale and Servicing Agreement are characterized as a sale, and we have delivered to you our separate "true sale" opinion dated the date hereof with respect to such characterization of the transfer from the Company to GMSI pursuant to the Purchase Agreement. We call your attention to Part C of this opinion for its discussion of the steps necessary to properly undertake a sale transaction of this kind.

         We call to your attention that under the Applicable UCC, events occurring subsequent to the date hereof may affect any security interest subject to the Applicable UCC including, but not limited to, factors of the type identified in Section 9-306 with respect to proceeds; Section 9-402 with respect to changes in the location of the collateral and the location of the debtor;
Section 9-316 with respect to subordination agreements; Section 9-403 with respect to continuation statements; and Sections 9-307, 9-308 and 9-309 with respect to subsequent purchasers of collateral. In addition, actions taken by the secured party (e.g., voluntarily releasing, assigning or subordinating a security interest, delivering possession of the collateral to the debtor or another person) may affect any security interest subject to the Applicable UCC.

         Based on the foregoing and subject to the qualifications set forth herein, we are of the opinion that:

         1. (a) The Purchase Agreement is effective to create, in favor of GMSI, a valid security interest under the Applicable UCC in all of the Company's right, title and interest in, to and under the Collateral to the extent such collateral constitutes property subject to Article 9 of the Applicable UCC.

                  (b) The Sale and Servicing Agreement is effective to create, in favor of the Issuer, a valid security interest under the Applicable UCC in all of GMSI's right, title and interest in, to and under the Collateral to the extent such collateral constitutes property subject to Article 9 of the Applicable UCC.

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                  (c) The Indenture is effective to create, in favor of the
Indenture Trustee, a valid security interest under the Applicable UCC in all of the Issuer's right, title and interest in, to and under the Collateral to the extent such collateral constitutes property subject to Article 9 of the Applicable UCC.

         2. The Closed-End Notes constitute "instruments" as defined in Article 9 of the Applicable UCC. As such:

                  (a) when the Closed-End Notes are delivered by the Company to GMSI or its designee, duly endorsed in blank without recourse, the security interest referred to in paragraph 1(a) above will constitute a fully perfected first priority security interest under the Applicable UCC in all right, title and interest of the Company therein in the Closed-End Notes and in the Mortgage Loans evidenced thereby and all proceeds thereof;

                  (b) when the Closed-End Notes are delivered by GMSI to the Issuer or its designee, duly endorsed in blank without recourse, the security interest referred to in paragraph 1(b) above will constitute a fully perfected first priority security interest under the Applicable UCC in all right, title and interest of GMSI in the Closed-End Notes and in the Mortgage Loans evidenced thereby and all proceeds thereof; and

                  (c) when the Closed-End Notes are delivered by the Issuer to the Indenture Trustee or its designee, duly endorsed in blank without recourse, the security interest referred to in paragraph 1(c) above will constitute a fully perfected first priority security interest under the Applicable UCC in all right, title and interest of the Issuer in the Closed-End Notes and in the Mortgage Loans evidenced thereby and all proceeds thereof.

         3. The Credit Line Agreements constitute either "instruments" or "general intangibles" as defined in Article 9 of the Applicable UCC. To the extent that the Credit Line Agreements constitute "instruments" as defined in
Article 9 of the Applicable UCC:

                  (a) when the Credit Line Agreements are delivered by the Company to GMSI or its designee, duly endorsed in blank without recourse, the security interest referred to in paragraph 1(a) above will constitute a fully perfected first priority security interest under the Applicable UCC in all right, title and interest of the Company therein in the Credit Line Agreements and in the Mortgage Loans evidenced thereby and all proceeds thereof;

                  (b) when the Credit Line Agreements are delivered by GMSI to the Issuer or its designee, duly endorsed in blank without recourse, the security interest referred to in paragraph 1(b) above will constitute a fully perfected first priority security interest under the
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Applicable UCC in all right, title and interest of GMSI in the Credit Line
Agreements and in the Mortgage Loans evidenced thereby and all proceeds thereof; and

                  (c) when the Credit Line Agreements are delivered by the Issuer to the Indenture Trustee or its designee, duly endorsed in blank without recourse, the security interest referred to in paragraph 1(c) above will constitute a fully perfected first priority security interest under the Applicable UCC in all right, title and interest of the Issuer in the Credit Line Agreements and in the Mortgage Loans evidenced thereby and all proceeds thereof.

         4. To the extent that the Credit Line Agreements and other Collateral constitute "general intangibles" as defined in Article 9 of the Applicable UCC (collectively, together with the proceeds thereof, the "Filing Collateral"):

                  (a) when the Company Financing Statement is filed in the California Filing Office, the security interest referred to in paragraph 1(a) above will constitute a fully perfected security interest under the Applicable UCC in all right, title and interest of the Company in, to and under such Filing Collateral and, under the Applicable UCC, no other security interest of any other creditor of the Company is equal or prior to the security interest of GMSI in such Filing Collateral;

                  (b) when the Company Financing Statement has been filed as specified in paragraph 4(a) above and the GMSI Financing Statement is filed in the California Filing Office, the security interest referred to in paragraph 1(b) above will constitute a fully perfected security interest under the Applicable UCC in all right, title and interest of GMSI in, to and under such Filing Collateral and, under the Applicable UCC, no other security interest of any other creditor of GMSI is equal or prior to the security interest of the Issuer in such Filing Collateral; and

                  (c) when the Company Financing Statement and the GMSI Financing Statement have been filed as specified in paragraphs 4(a) and 4(b) above, the Issuer Financing Statement is filed in the California Filing Office and in the Delaware Filing Office and the Assignment is filed in the California Filing Office, the security interest referred to in paragraph 1(c) above will constitute a fully perfected security interest under the Applicable UCC in all right, title and interest of the Issuer in, to and under such Filing Collateral and, under the Applicable UCC, no other security interest of any other creditor of the Issuer is equal or prior to the security interest of the Indenture Trustee in such Filing Collateral.

         5. The UCC Search Report sets forth the proper filing offices and the proper debtors necessary to identify those Persons who have on file in the California Filing Office or the Delaware Filing Office financing statements covering the Filing Collateral as of the dates and times specified on
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Page 13

Schedule 2. The UCC Search Report identifies no Person who has filed in the California Filing Office or the Delaware Filing Office a financing statement describing the Filing Collateral prior to the effective dates of the UCC Search Report.

         Our opinions with respect to the security interests in the Collateral are subject to the following qualifications:

         (a) we have assumed that the Collateral exists and that the Company, GMSI and the Issuer have sufficient rights in the Collateral for the security interests of GMSI, the Issuer and the Indenture Trustee to attach, and we express no opinion as to the nature or extent of the Company's, GMSI's or the Issuer's rights in, or title to, any of the Collateral;

         (b) we have assumed that there are no agreements between the Company, GMSI or the Issuer and any account debtor prohibiting, restricting or conditioning the assignment of any portion of the Collateral;

         (c) we call to your attention that the security interests of GMSI, the Issuer and the Indenture Trustee may be subject to the rights of account debtors, claims and defenses of account debtors and the terms of agreements with account debtors;

         (d) in the case of any Collateral which is itself secured by other property, we express no opinion with respect to the Company's, GMSI's or the Issuer's rights in and to such underlying property;

         (e) we have assumed that (i) each Credit Line Agreement conforms to the specimen Credit Line Agreement attached as Exhibit C hereto and is represented by only one original document, and (ii) each Closed-End Note conforms to the specimen Closed-End Note attached as Exhibit D hereto and is represented by only one original document;

                                  TOBIN & TOBIN

To All Parties Listed on Schedule A
December 22, 1999
Page 14

         (f) we have assumed that each of the Company, GMSI and the Issuer has notified the Indenture Trustee of GMSI's and the Issuer's security interest in the Collateral;

         (g) with respect to paragraphs 2 and 3 in this Part B, we express no opinion with respect to the priority of the security interest of GMSI, the Issuer or the Indenture Trustee in the Collateral against any of the following:
(i) pursuant to Section 9-301(1) of the Applicable UCC, a lien creditor or bulk purchaser who attached or levied prior to the perfection of the security interests; (ii) pursuant to Section 9-301(4) of the Applicable UCC, a lien creditor to the extent that provision limits the priority afforded future advances; (iii) pursuant to Section 9-312(7) of the Applicable UCC, another secured creditor to the extent that provision limits the priority afforded future advances; (iv) pursuant to Sections 9-312(3) and (4) of the Applicable UCC, a "purchase money security interest" as such term is defined in Section 9-107 of the Applicable UCC; (v) pursuant to Section 9-312(6) of the Applicable UCC, another secured party with a perfected security interest in other property of the Company, GMSI or the Issuer to the extent the Collateral is proceeds of such other creditor's property; (vi) pursuant to Sections 9-104, 4-208 or 4-210 and 9-302(1) of the Applicable UCC, another creditor not required to file a financing statement to perfect its interest; and (vii) pursuant to Section 9-304 of the Applicable UCC, in the case of instruments, certificated securities and documents, a security interest perfected for twenty-one days without possession;

         (h) we have assumed that each Credit Line Agreement and each Closed-End
Note is endorsed in blank and that the Closed-End Notes and the Credit Line Agreements are being delivered to the Indenture Trustee and will be held by it at its processing center in Pasadena, California;

         (i) we have assumed that the Indenture Trustee has not received notice of the interest of any other person in any of the Collateral prior to receipt of notification from the Company, GMSI and the Issuer of GMSI's, the Issuer's and the Indenture Trustee's security interest in such Collateral;

         (j) we have assumed that the chief executive offices of each of the Company, HMC and GMSI are and will be in Larkspur, California, and the chief executive office of the Issuer is and will be in Wilmington, Delaware or Larkspur, California;

         (k) we call to your attention that the priority of the security interests in proceeds is subject to Section 9-306 of the Applicable UCC and, in the case of certain types of proceeds, other parties such as holders in due course, bona fide purchasers, holders of negotiable documents and buyers in the ordinary course of business may obtain superior priority;

         (l) we call to your attention that in the case of collections in respect of the Credit Line Agreements and the Closed-End Notes, security interests therein will be perfected only if possession thereof is obtained or other appropriate action is taken in accordance with the

                                  TOBIN & TOBIN

To All Parties Listed on Schedule A
December 22, 1999
Page 15

provisions of the Applicable UCC or other applicable law;

         (m) with respect to paragraph 4 in this Part B, we express no opinion with respect to the priority of the security interest of GMSI, the Issuer or the Indenture Trustee in the Filing Collateral against any of the following: (i) pursuant to Section 9-301(1) of the Applicable UCC, a lien creditor or bulk purchaser who attached or levied prior to the perfection of the security interests; (ii) pursuant to Section 9-301(4) of the Applicable UCC, a lien creditor to the extent that provision limits the priority afforded future advances; (iii) pursuant to Section 9-312(7) of the Applicable UCC, another secured creditor to the extent that provision limits the priority afforded future advances; (iv) pursuant to Sections 9-103(1)(d) or 3(e) and Section 9-312(1), a security interest perfected under the laws of another jurisdiction to the extent the Company, GMSI or the Issuer was located in such jurisdiction within four months prior to the date of the perfection of the security interests; (v) pursuant to Sections 9-312(3) and (4) of the Applicable UCC, a "purchase money security interest" as such term is defined in Section 9-107 of the Applicable UCC; (vi) pursuant to Section 9-312(6) of the Applicable UCC, another secured party with a perfected security interest in other property of the Company, GMSI or the Issuer to the extent the Filing Collateral is proceeds of such other creditor's property; (vii) pursuant to Sections 9-104, 4-208 or 4-210 and 9-302(1) of the Applicable UCC, another creditor not required to file a financing statement to perfect its interest; and (viii) pursuant to Sections 9-401(2) and (3) of the Applicable UCC, the security interest of a creditor who filed a financing statement based on a prior or incorrect location of the Company, GMSI or the Issuer to the extent such other financing statement would be effective under Section 9-401(2) or (3) of the Applicable UCC; and

         (n) we have assumed that (i) all relevant financing statements in which the Company, GMSI or the Issuer is named as debtor have been properly filed, indexed and recorded in the California Filing Office or the Delaware Filing Office, as the case may be, and are identified in the UCC Search Report, (ii) no financing statement naming the Company, HMC, GMSI or the Issuer as debtor was filed in the California Filing Office between the effective date of the UCC Search Report and the date of the filing of the Company Financing Statement, the GMSI Financing Statement and the Issuer Financing Statement in the California Filing Office and (iii) no financing statement naming the Issuer as debtor was filed in the Delaware Filing Office between the effective date of the UCC Search Report and the date of the filing of the Issuer Financing Statement in the Delaware Filing Office.

                                  TOBIN & TOBIN

To All Parties Listed on Schedule A
December 22, 1999
Page 16

         C. Transfer Not Subject to the UCC

         Subject to the qualifications set forth herein, we are of the opinion that:

         1. To the extent that the Closed-End Notes and the Credit Line Agreements constitute "instruments" as defined in Article 9 of the New York UCC and to the extent that the Credit Line Agreements and other property conveyed by the Company and GMSI pursuant to the Purchase Agreement and the Sale and Servicing Agreement, respectively (the "Other Property") constitute "general intangibles" as defined in Article 9 of the New York UCC, the laws of the State of New York govern the enforceability as against third parties of (a) GMSI's ownership interest under the Purchase Agreement in the Closed-End Notes, the Credit Line Agreements and the Mortgage Loans evidenced thereby, and in the Other Property, and (b) the Issuer's ownership interest under the Sale and Servicing Agreement in the Closed-End Notes, the Credit Line Agreements and the Mortgage Loans evidenced thereby, and in the Other Property.

         2. If each of the Purchase Agreement and the Sale and Servicing Agreement effects a sale to GMSI and the Issuer, respectively, of the Closed-End Notes, the Credit Line Agreements and the Other Property and assuming that the Credit Line Agreements and the Other Property constitute "general intangibles" as defined in Article 9 of the New York UCC, GMSI or the Issuer, as applicable, has acquired all right, title and interest of the Company or GMSI, as the case may be, in the Credit Line Agreements and the related Mortgage Loans and the Other Property (including the proceeds thereof). We note, however, that unless the obligor in respect of a Credit Line Agreement or Other Property, as applicable, has received notice of such sale, bona fide payments made by such obligor to the Company or GMSI or to a subsequent assignee of such Credit Line Agreement or Other Property, as applicable, as to which the obligor has received notice of such assignment, will discharge such obligor's obligations to the extent of such payment, and such payment will be recoverable only from the Company or GMSI or such assignee. Assuming the Closed-End Notes and the Credit Line Agreements are "instruments" as defined in Article 9 of the New York UCC, the transfer of such Closed-End Notes, Credit Line Agreements and the related Mortgage Loans would be effected upon delivery of possession to GMSI or the Issuer, as applicable.

         With respect to the Credit Line Agreements identified in the Purchase Agreement or the Sale and Servicing Agreement, as applicable, or the Additional Balances arising under such Credit Line Agreements, constituting "general intangibles" as defined in Article 9 of the New York UCC, while there is no case precisely on point, based upon our review of relevant case law authority in New York, including Stathos v. Murphy, 26 App. Div. 2d 500, 276 N.Y.Supp. 2d 727, aff'd 19 N.Y.2d 883, 281 N.Y. Supp. 2d 81 (1967), and the principles set forth in Restatement of Contracts 2d 321 (1981), the sale of any such Credit Line Agreements or Additional Balances, as applicable, and the proceeds thereof, occurring after the date of the execution and delivery of the Purchase Agreement or the Sale

                                  TOBIN & TOBIN

To All Parties Listed on Schedule A
December 22, 1999
Page 17

and Servicing Agreement, as applicable, would be deemed to occur as of the date of the execution and delivery of the Purchase Agreement or the Sale and Servicing Agreement, as applicable.

         For purposes of this opinion, we express no opinion as to any Closed-End Note, Credit Line Agreement or Other Property not in existence on the date hereof.

         This opinion is expressly subject to there being no material change in the statutory or decisional law, and there being no additional facts of which we are not aware that would materially affect the validity of the assumptions set forth herein (and we are not aware of any such material facts).

         This opinion may be relied upon solely by the persons or entities to which it is addressed, and no other person or entity is entitled to rely hereon without our prior written consent.


                                            Very truly yours,


                                            /s/ Tobin & Tobin

                                   SCHEDULE A


GreenPoint Mortgage Funding, Inc.
1100 Larkspur Landing Circle
Suite 101
Larkspur, CA  94939


Moody's Investors Service, Inc.
99 Church Street
New York, NY  10007


Standard & Poor's Corporation
26 Broadway, 15th Floor
New York, NY 10004


Ambac Assurance Corporation
1 State Street, 17th Floor
New York, NY 10004


Bank One, National Association, as Indenture Trustee
One First National Plaza, Suite 0126
Chicago, IL 60670-0126

                                   SCHEDULE 1

                      UCC FINANCING STATEMENTS; ASSIGNMENT

                                   SCHEDULE 2

                                UCC SEARCH REPORT

                                                           Exhibit A - Corporate

                        GREENPOINT MORTGAGE FUNDING, INC.
                              OFFICER'S CERTIFICATE

         I, Gilbert J. MacQuarrie, the duly appointed and acting Executive Vice President of GreenPoint Mortgage Funding, Inc. (the "Company"), the Manager of GreenPoint Home Equity Loan Trust 1999-2 (the "Issuer") under the Management Agreement dated as of December 1, 1999 between the Company and the Issuer, do hereby certify as follows:

         1. The representations and warranties of the Company and the Issuer set forth in (a) the Mortgage Loan Purchase Agreement, dated as of December 1, 1999, between the Company and GreenPoint Mortgage Securities Inc. ("GMSI"), (b) the Indenture, dated as of December 1, 1999, between the Issuer and Bank One, National Association, as Indenture Trustee (the "Indenture Trustee"), (c) the Sale and Servicing Agreement, dated as of December 1, 1999, among the Issuer, the Company, GMSI and the Indenture Trustee, (d) the Insurance and Indemnity Agreement, dated as of December 22, 1999, among the Company, GMSI, the Issuer, the Indenture Trustee and Ambac Assurance Corporation, and (e) the Underwriting Agreement, dated December 15, 1999 among the Company, GMSI and Greenwich Capital Markets Inc. are accurate and complete on and as of the date hereof with the same effect as though such representations and warranties had been made on and as of the date hereof.

         2. In October, 1999, all the assets and liabilities of Headlands Mortgage Company ("HMC"), a California corporation, were transferred to the Company.

         3. The Company is in compliance with all the terms and provisions set forth in the Mortgage Loan Warehousing Agreement, between GreenPoint Bank, as Lender, and the Company, as Borrower, dated as of March 31, 1999, and various Master Repurchase Agreements between the Company and Bear Stearns Home Equity Loan Trust, Credit Suisse First Boston Mortgage Capital LLC, Paine Webber Real Estate Securities, Inc., Greenwich Financial Products, Inc. and DLJ Mortgage Capital, Inc, respectively, each as amended to date (each of the foregoing, an "Applicable Contract"), and no event of defaults or potential default (as those terms are defined in the afore-mentioned Applicable Contracts) has occurred and is continuing. There are no other agreements or instruments, nor any indenture, to which the Company is a party or is bound with respect to which the execution and delivery of the agreements identified in Paragraph 1 above or the fulfillment of the terms thereof or the consummation of the transactions contemplated thereby would conflict, result in a breach or violation or constitute a default.

         4. There are no agreements or instruments, nor any indenture, to which the Issuer is a party or is bound with respect to which the execution and delivery of the agreements identified in Paragraph 1 above or the fulfillment of the terms thereof or the consummation of the transactions contemplated thereby would conflict, result in a breach or violation or constitute a default.

         In Witness Whereof, I have hereunto executed this Certificate this 22nd day of December, 1999.


                                            GREENPOINT MORTGAGE FUNDING, INC.


                                            By
                                               ---------------------------------
                                               Gilbert J. MacQuarrie
                                               Executive Vice President

                                                           Exhibit B - Corporate

                       GREENPOINT MORTGAGE SECURITIES INC.
                              OFFICER'S CERTIFICATE

         I, Gilbert J. MacQuarrie, a duly appointed and acting Vice President of GreenPoint Mortgage Securities Inc. ("GMSI"), do hereby certify as follows:

         1. The representations and warranties of GMSI set forth in (a) the Mortgage Loan Purchase Agreement, dated as of December 1, 1999, between GreenPoint Mortgage Funding, Inc. (the "Company") and GMSI, (b) the Trust Agreement, dated as of December 1, 1999, between GMSI and Wilmington Trust Company, as owner trustee, (c) the Sale and Servicing Agreement, dated as of December 1, 1999, among GreenPoint Home Equity Loan Trust 1999-2 (the "Issuer"), the Company, GMSI and Bank One, National Association, as Indenture Trustee (the "Indenture Trustee"), (d) the Insurance and Indemnity Agreement, dated as of December 22, 1999, among the Company, GMSI, the Issuer, the Indenture Trustee and Ambac Assurance Corporation, and (e) the Underwriting Agreement, dated December 15, 1999, among the Company, GMSI and Greenwich Capital Markets Inc. (the "Underwriter") are accurate and complete on and as of the date hereof with the same effect as though such representations and warranties had been made on and as of the date hereof.

         2. In October, 1999, all the assets and liabilities of Headlands Mortgage Company ("HMC"), a California corporation, were transferred to the Company. In connection with such transfer, the stock of HMC's wholly-owned subsidiary, Headlands Mortgage Securities Inc. ("HMSI"), was transferred to the Company and HMSI was renamed GMSI.

         3. GMSI is in compliance with all the terms and provisions set forth in
(a) the Purchase Agreement, dated August 1, 1997, among HMSI, HMC and the Underwriter, (b) the Yield Maintenance Agreement, dated August 1, 1997, among HMSI, HMC and The First National Bank of Chicago ("TFNBC"), (c) the Purchase Agreement, dated March 25, 1998, among HMSI, HMC and the Underwriter, and (d) the Yield Maintenance Agreement, dated March 25, 1998, among HMSI, HMC and TFNBC (collectively, the "Applicable Contracts") and no event of default or potential default (as those terms are defined in the afore-mentioned Applicable Contracts) has occurred and is continuing. There are no other agreements or instruments, nor any indenture, to which GMSI is a party or is bound with respect to which the execution and delivery of the agreements described in Paragraph 1 above or the fulfillment of the terms thereof or the consummation of the transactions contemplated thereby would conflict, result in a breach or violation or constitute a default.

         In Witness Whereof, I have hereunto executed this Certificate this 22nd day of December, 1999.


                                            GREENPOINT MORTGAGE SECURITIES INC.


                                            By
                                               ---------------------------------
                                               Gilbert J. MacQuarrie
                                               Vice President

                                                                       Exhibit C

                          Form of Credit Line Agreement

                                                                       Exhibit D

                             Form of Closed-End Note